TECHNOLOGY ASSIGNMENT AGREEMENT

This TECHNOLOGY ASSIGNMENT AGREEMENT (the "Agreement") is made and effective December 18, 2018,

BETWEEN:	RICHARD PARKER, 6 SIGMA, LLC, including all related, subsidiary, affiliated entities, or persons or otherwise related to or controlled (the "Assignor'' or "Assignors"), with his or its head office located at:

6118 Dusenburg Road Delray Beach, FL 33484

AND:	MEDI-SCAN, LLC (the "Assignee"), a limited liability company organized and existing under the laws of the State of Florida, with its head office located at:

801 NE 167 Street Suite 306 North Miami Beach, FL 33162

NOW, THEREFORE, in consideration of the promises, agreements, option for Membership Interests, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties intending to be legally bound hereby, do promise and agree as follows:

1.	ASSIGNMENT

Assignor hereby assigns to the Assignee exclusively throughout the world all right, title and interest (choate or inchoate) in by way of example (i) all research, development, and technology related to medical imaging including and not by way of limitation activities, devices, processes, or uses thereto or derived therefrom,

(ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, mathematical models, software, applications, processes, procedures, protocols, information, know-how, materials and tools relating thereto or to the research, development, innovation, creation, support or maintenance thereof without limitation, and (iii) all copyrights, patent rights, patent applications, scientific studies, tests, or experiments (human and animal), trade secret rights, trademark rights, database rights and all other intellectual and industrial property rights of any sort and all business, contract rights and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing without limitation (collectively "Intellectual Property").

2.	MEMBERSHIP INTERESTS

The Assignee agrees to issue to Richard F. Parker & Charlotte B. Parker Revocable Living Trust u/t/d 01/16/2020, by Charlotte Parker as Trustee, a 25% equity interest in the Assignee based on that certain equity option provision for Membership Interests granted pursuant to the Chief Research Officer ("CRO") Agreement with Richard Parker of even date herewith between the Assignee and Richard Parker. Richard Parker shall irrevocably hold the voting proxy for such Membership Interests. If Richard Parker shall be no longer be the CRO for any reason, then these Membership Interests shall become nonvoting.

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3.	FURTHER ASSURANCES; ADDITIONAL RIGHTS; COMPETITION; MARKETING

Assignors individually and collectively agree to assist the Assignee in every legal and equitable way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights.

If the Company is unable for any reason whatsoever to secure the Assignor's respective signature(s) to any document or instrument which Assignee deems necessary or desirable to evidence it's rights to any and all of the Intellectual Property assigned, then in that event Assignors respectively hereby irrevocably designates and appoint the Assignee and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of each Assignors respectively, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by each of the Assignors respectively. Any party relying such power of attorney or otherwise shall be fully indemnified and held harmless by Assignors and any liability, whether designated legal or equitable or mixed is waived.

To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal "intellectual property" and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like related to the Intellectual Property rights assigned (collectively "Rights"). To the extent Assignor respectively retains any such Rights under applicable law, Assignor hereby ratifies and consents to, and provides all necessary ratifications and consents to any action that may be taken with respect to such Rights by or authorized by Assignee; Assignor agrees not to assert any Rights with respect thereto. Assignor will confirm any such ratifications, consents and agreements from time to time as requested by Assignee.

4.	CONFIDENTIAL INFORMATION

Assignor will not use or disclose anything assigned to the Assignee hereunder or any other technical or business information or plans of the Assignee.

5.	WARRANTY

Assignors collectively and individually and warrants to the Assignee that the collectively that: (i) is the sole owner of all rights, title and interest in the non-public Intellectual Property and the Technology assigned, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology created by Assignor or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1 (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology or Rights, (v) was not acting within the scope of employment by any third party when performing any activity with respect to anything assigned in Section 1, and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property and Rights.

6.	NOTICE

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered

(a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by email, facsimile, or

(d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed to the above-mentioned addresses or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

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7.	MODIFICATION OF AGREEMENT

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

8.	ENTIRE AGREEMENT

This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

9.	SEVERABILITY OF AGREEMENT

If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

10.	ATTORNEY FEES PROVISION

In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement against the other Party or Parties, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

11.	GOVERNING LAW

It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida with venue and jurisdiction in Miami-Dade County, Florida.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

ASSIGNEE

Medi-Scan, LLC

By:

/s/______________

Authorized Signatory

Manuel E. Iglesias

Print Name and Title

ASSIGNORS

6 Sigma, LLC

By:

/s/_______________

Authorized Signature

Richard Parker, Manager

Print Name and Title

Richard Parker

/s/_______________

Authorized Signature

Richard Parker

Print Name and Title

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